SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to you in connection with your investment in New Design Cabinets, Inc., a Nevada corporation (the “Company”) that will change its name to Stratos Renewables Corporation, promptly following the closing of the offering described herein. The Company is conducting a private placement (the “Private Placement”) of common stock, $.001 par value (the “Common Stock”), of up to $10.0 million. Each share of Common Stock will be sold for $0.70 per share. Fractional shares of Common Stock received by the undersigned will be rounded down. For every two (2) shares of Common Stock purchased by an investor, the investor will receive one (1) warrant to purchase one (1) share of Common Stock, at an exercise price of $.75 per share (the “Warrant”). Fractional Warrants received by the undersigned will be rounded down. The Warrants shall have a “cashless” exercise provision and shall be exercisable for five (5) years from the closing date of the Private Placement. The terms of the Warrants are more fully described in the “Form of Warrant” attached hereto as Exhibit A.

All funds received in the Private Placement shall be held in escrow by 1st Century Bank (the “Escrow Agent”) and, upon fulfillment of the other conditions precedent set forth herein, shall be released from escrow and delivered to the Company at which time the securities subscribed for as further described below shall be delivered to you.

The Company reserves the right to withdraw or cancel the Private Placement and to accept or reject any subscription in whole or in part, in its sole discretion. The closing of the Private Placement is conditioned upon the closing of the Share Exchange (as defined below); provided, however, in no way is the closing of the Private Placement conditioned upon a minimum amount raised by the Company in the Private Placement, or the closing of the Bridge Financing or Series A Private Placement (as defined below).

The securities being subscribed for hereby are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford the loss of their entire investment.

CAUTIONARY STATEMENT

This Agreement contains material non-public information within the meaning of Regulation FD promulgated by the Securities and Exchange Commission (the “SEC”) including the Share Exchange, the Private Placement, the Series A Private Placement and the Bridge Financing (as discussed below) (the “Material Non-Public Information”). By accepting this Agreement, you hereby agree that you will use the Material Non-Public Information only in connection with your evaluation of the investment contemplated hereby and not for any other purpose, and you will not disclose the Material Non-Public Information to any other person without the Company’s prior written consent (which may be withheld in the Company’s sole discretion) or except as may be required by law or legal process. You also agree that you will direct your representatives not to disclose to any other person or entity the Material Non-Public Information.

By accepting this Agreement, you agree that, until the transactions contemplated herein and hereby are consummated and publicly announced, or such earlier date as the Share Exchange, the Private Placement, the Series A Private Placement and the Bridge Financing are terminated (i) neither you nor your representatives will trade in the Company’s securities, and (ii) neither your nor your representatives will disclose the existence of the proposed transactions to any third party.

THE SHARE EXCHANGE

As a condition to the closing of the Private Placement, the Company will enter into a Share Exchange Agreement with Stratos del Peru SAC, a company organized under the laws of Peru (“Stratos”) and the stockholders of Stratos, to acquire 999 shares of Stratos in exchange for 45,000,000 shares of Common Stock of the Company (the “Share Exchange”).

In addition, effective as of the closing of the Share Exchange, Kenneth P. Laurent, the Company’s Chief Executive Officer, President and sole director, and Todd Laurent, the Company’s Secretary and Treasurer, will resign from all of their positions with the Company, and the following persons will be appointed as the Company’s officers and directors:

Name	Position
Carlos Antonio Salas	Chief Executive Officer and Director
Luis Humberto Goyzueta	President and Director
Jorge Eduardo Aza	Chief Operating Officer
Julio Cesar Alonso	Chief Financial Officer and Treasurer
Gustavo Goyzueta	Secretary and Director
Steven Magami	Chairman of the Board
Luis Francisco de las Casas	Director

Additional information concerning the Company’s officers and directors is set forth in the Confidential Information Memorandum (the “Memorandum”) provided herewith under the section entitled “Management.”

THE PRIVATE PLACEMENT

Immediately following the Share Exchange, the Company will close the Private Placement. Assuming the Private Placement is fully subscribed for, and that all $10.0 million of Common Stock is purchased by the investors, immediately after the closing of the Private Placement, the investors in the Private Placement will own in the aggregate approximately 14,285,714 shares of Common Stock and 7,142,857 shares of Common Stock underlying Warrants.

The closing of the Private Placement is conditioned upon the closing of the Share Exchange; provided, however, in no way is the closing of the Private Placement conditioned upon a minimum amount raised by the Company in the Private Placement, or the closing of the Series A Private Placement or the Bridge Financing. Subscribers of securities in the Private Placement will not have the opportunity to vote on the Share Exchange prior to its completion.

The full terms of the Private Placement are set forth below under the heading entitled “Subscription Procedures.”

THE SERIES A PRIVATE PLACEMENT

Immediately following the closing of the Share Exchange, the Company will also close a private placement of Series A preferred stock, $.001 par value (the “Series A Preferred Stock”) with a lead investor for $5.0 million (the “Series A Private Placement”). Each share of Series A Preferred Stock will be sold for $0.70 per share. Fractional shares of Series A Preferred Stock received by the investor will be rounded down. For every four (4) shares of Series A Preferred Stock purchased by the investor, the investor will receive one (1) warrant to purchase one (1) share of Common Stock, at an exercise price of $.75 per share. Fractional warrants received by the investor will be rounded down. The warrants will have a “cashless” exercise provision and will be exercisable for five (5) years from the closing date of the Series A Private Placement.

All funds received in the Series A Private Placement will be held by the Escrow Agent and, upon fulfillment of the other conditions precedent set forth in the offering documents, will be released from escrow and delivered to the Company, at which time the securities subscribed for will be delivered to the investor.

The completion of the Private Placement is conditioned upon the closing of the Share Exchange; provided, however, in no way is the closing of the Private Placement conditioned upon the closing of the Series A Private Placement. Subscribers of securities in the Series A Private Placement will not have the opportunity to vote on the Share Exchange prior to its completion.

Immediately after the closing of the Series A Private Placement, the investor in the Series A Private Placement will own in the aggregate approximately 7,142,857 shares of Series A Preferred Stock and 1,785,714 shares of Common Stock underlying the warrant.

The holder of the Series A Preferred Stock will be entitled to additional rights, preferences and privileges, including, but not limited to, liquidation, anti-dilution, conversion, voting and registration rights, as more fully described in the Memorandum under the heading “Summary of the Series A Private Placement.”

THE BRIDGE FINANCING

Immediately following the closing of the Share Exchange, the Company will close a bridge financing with investors for up to $5.0 million (the “Bridge Financing”). The convertible promissory notes to be issued in connection with the Bridge Financing will bear interest at 10% per annum. The outstanding principal and all accrued and unpaid interest will be due and payable on the earlier of (i) three (3) months from the closing date of the Bridge Financing (the “Maturity Date”), and (ii) the consummation of the Company’s anticipated PIPE financing with institutional investors for at least $25.0 million, net of offering expenses (the “PIPE”). As consideration for making loans to the Company, the bridge note holders will be entitled to a 5% origination fee. In addition, the bridge note holders will receive one (1) warrant to purchase (1) share of Common Stock, at an exercise price of $.75 per share, for every $3.50 invested in the Company in connection with the Bridge Financing (the “Bridge Warrants”). The Bridge Warrants shall have a “cashless” exercise provision and shall be exercisable for three (3) years from the closing date of the Bridge Financing.

Upon the earlier to occur of the Maturity Date or the consummation of the PIPE, the bridge note holders will be entitled to repayment (in cash or in Common Stock) equal to 25% in excess of the principal and accrued interest then due and outstanding under the terms of the notes (the “Repayment Amount”). At such time, the bridge note holders will have the right to convert (in whole or in part) 110% of the Repayment Amount into shares of Common Stock of the Company at the fair market value of each share of Common Stock, or at the price per share of Common Stock sold to investors in the PIPE, as the case may be.

Upon the consummation of the PIPE, the Company will file a registration statement (the “Registration Statement”) covering, for the bridge note holders, 100% of their shares of the Company’s Common Stock issuable upon conversion of the Repayment Amount (if any), and the Common Stock issuable upon conversion of the Bridge Warrants. The bridge note holders will be entitled to the same registration rights as the set forth in Section 6 of this Agreement, governing the registration rights of the investors in the Private Placement.

The completion of the Private Placement is conditioned upon the closing of the Share Exchange; provided, however, in no way is the closing of the Private Placement conditioned upon the closing of the Bridge Financing. Subscribers of securities in the Bridge Financing will not have the opportunity to vote on the Share Exchange prior to its completion.

CAPITALIZATION

Upon completion of the Share Exchange and after giving effect to the Private Placement and Series A Private Placement, the ownership of the Company will be approximately as follows (excluding, (i) the shares of Common Stock underlying the Warrants to be issued to the investors in the Private Placement, (ii) the shares of Common Stock underlying the warrant to be issued to the investor in the Series A Private Placement, (iii) the shares of Common Stock underlying the outstanding convertible promissory notes that may be issued to the bridge note holders in connection with the Bridge Financing and (iv) the shares of Common Stock underlying the Bridge Warrants to be issued to the bridge note holders in connection with the Bridge Financing):

Percentage of
Ownership(1)

Old NDCI Stockholders	13.1%
Former Stratos Stockholders	58.9%
Private Placement Investors	18.7%
Series A Private Placement Investor	9.3%

(1) Based on 76,428,571 shares of capital stock issued and outstanding (assuming all 7,142,857 shares of Series A Preferred Stock are converted into Common Stock on a 1:1 basis).

If the bridge note holders elect to convert any or all of their notes at the Maturity Date or upon the consummation of the PIPE, investors in the Private Placement could suffer dilution in terms of their percentage ownership in the Company. In addition, if any of the warrant holders exercise their warrants prior to the expiration of the term of such warrants, the Company may be required to issue a significant number of shares of Common Stock to such warrant holders, which could result in dilution to the investors in the Private Placement.

SUBSCRIPTION PROCEDURES

1. SUBSCRIPTION AND PURCHASE PRICE

1.1. Subscription. Subject to the conditions set forth in Section 2 hereof, the undersigned hereby subscribes for and agrees to purchase the number of shares of Common Stock indicated on page 15 hereof on the terms and conditions described herein and the Company hereby agrees to issue and sell such shares of Common Stock to the undersigned on the terms and conditions described herein. Fractional shares of Common Stock received by the undersigned will be rounded down. In connection therewith, the undersigned agrees and acknowledges that for every two (2) shares of Common Stock purchased by the undersigned, the undersigned will receive one (1) Warrant to purchase one (1) share of Common Stock on the terms and subject to the conditions described in the “Form of Warrant” attached hereto as Exhibit A. Fractional Warrants received by the undersigned will be rounded down.

1.2. Purchase of Securities. The undersigned understands and acknowledges that the purchase price to be remitted to the Company in exchange for one (1) share of Common Stock shall be $0.70 per share, for an aggregate purchase price as set forth on page 15 hereof. Payment for the securities subscribed for hereunder shall be made by the undersigned by check or wire transfer, payable in United States dollars, in accordance with the specific wire instructions contained herein, with the undersigned’s delivery of this Agreement to the Company.

2. ACCEPTANCE AND CLOSING PROCEDURES

2.1. Irrevocable Obligation. The obligation of the undersigned to purchase the securities contemplated hereby and the obligation of the Company to issue and sell the securities contemplated hereby is irrevocable.

2.2. Closing. The closing (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, CA 90067, or such other place as determined by the Company, on a Business Day (the “Closing Date”), or such other date as is mutually agreed to by the parties and the undersigned. “Business Day” shall mean from the hours of 9:00 a.m. (P.S.T.) through 5:00 p.m. (P.S.T.) of a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required to be closed.

3. U.S. INVESTOR REPRESENTATIONS AND WARRANTIES

Each investor who is a U.S. Person (as defined below) hereby acknowledges, agrees with and represents and warrants to the Company and its affiliates, as follows:

(a) The undersigned has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) The undersigned acknowledges his understanding that the offering and sale of the Common Stock and Warrants is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the undersigned further represents and warrants to the Company and its affiliates as follows:

(i) The undersigned is acquiring the Common Stock and Warrants solely for the undersigned’s own beneficial account, for investment purposes, and not with view to, or resale in connection with, any distribution of the shares of Common Stock, or shares of Common Stock to be received when the Warrants are exercised, except pursuant to sale registered or exempted under the Securities Act; provided, however, that by making the representations herein, the undersigned does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with, or pursuant to, a registration statement or an exemption under the Securities Act.

(ii) The undersigned has the financial ability to bear the economic risk of the undersigned’s investment, has adequate means for providing for the undersigned’s current needs and contingencies, and has no need for liquidity with respect to the undersigned’s investment in the Company.

(iii) The undersigned and the undersigned’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Company. If other than an individual, the undersigned also represents it has not been organized for the purpose of acquiring the Common Stock and Warrants.

(c) The information in the “Investor Questionnaire,” attached hereto as Exhibit B, completed and executed by the undersigned (the “Investor Questionnaire”) is accurate and true in all material respects, and the undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

(d) The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment.

(e) The undersigned understands and agrees that the undersigned must bear the economic risk of the undersigned’s purchase because, among other reasons, neither the Common Stock nor the securities underlying the Warrants have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the undersigned is aware that the securities being purchased hereunder are “restricted securities”, as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.

(f) No representations or warranties have been made to the undersigned by the Company or any of its officers, employees, agents, affiliates or subsidiaries, other than any representations of the Company contained herein, and in subscribing for the Common Stock and Warrants the undersigned is not relying upon any representations other than any contained herein; provided that nothing contained herein shall modify, amend or affect the undersigned’s right to rely on the Company’s representations and warranties contained herein.

(g) The undersigned understands and acknowledges that the undersigned’s purchase of the securities is a speculative investment that involves a high degree of risk and the potential loss of the undersigned’s entire investment.

(h) The undersigned understands and agrees that the certificates for the Common Stock being purchased hereunder shall bear substantially the following legend until (i) such securities shall have been registered under the Securities Act pursuant to a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTES.

(i) The undersigned understands and agrees that the Warrants being issued hereunder shall bear the legend set forth on the “Form of Warrant,” attached hereto as Exhibit A, until (i) such shares of Common Stock underlying the Warrants shall have been registered under the Securities Act pursuant to a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws.

(j) Neither the SEC nor any state securities commission has approved the Common Stock or Warrants, or passed upon or endorsed the merits of the Private Placement or confirmed the accuracy or determined the adequacy of any information provided to the undersigned by the Company.

(k) The undersigned and the undersigned’s Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Private Placement and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the reasonable satisfaction of the undersigned and the undersigned’s Advisors, if any.

(l) The undersigned is unaware of, is in no way relying on, and did not become aware of the Private Placement through or as a result of, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Common Stock and Warrants and is not subscribing for the securities and did not become aware of the offering of the securities through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the undersigned in connection with investments in securities generally.

(m) The undersigned has not engaged any placement agent, financial advisor or broker, which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby and, in turn, to be paid to other selected dealers.

(n) The foregoing representations, warranties and agreements shall survive the Closing.

4. NON-U.S. INVESTOR REPRESENTATIONS AND WARRANTIES

Each investor who is a Non-U.S. Person (as defined below) hereby represents and warrants to the Company as follows:

(a)This Agreement is made by the Company with such investor who is a Non-U.S. Person in reliance upon such Non-U.S. Person’s representations, warranties and covenants made in this Section 4.

(b)Such Non-U.S. Person has been advised and acknowledges that:

(i)The Common Stock and the Common Stock underlying the Warrants have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country.

(ii)In issuing and selling the Common Stock and Warrants to such Non-U.S. Person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act.

(iii) It is a condition to the availability of the Regulation S “safe harbor” that the Common Stock, the Warrants and the Common Stock underlying the Warrants not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one (1) year following the Closing Date.

(iv) Notwithstanding the foregoing, prior to the expiration of one (1) year after the Closing (the “Restricted Period”), the Common Stock, the Warrants and the Common Stock underlying the Warrants may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person.

(c)As used in this Agreement, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. Person” means:

(i) A natural person resident in the United States.

(ii) Any partnership or corporation organized or incorporated under the laws of the United States.

(iii) Any estate of which any executor or administrator is a U.S. person.

(iv) Any trust of which any trustee is a U.S. person.

(v) Any agency or branch of a foreign entity located in the United States.

(vi) Any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person.

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States.

(viii) A corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used in this Agreement, the term “Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of the Securities Act.

(d)Such Non-U.S. Person agrees that with respect to the Common Stock, the Warrants and the Common Stock underlying the Warrants until the expiration of the Restricted Period:

(i) Such Non-U.S. Person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the securities, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period.

(ii) Notwithstanding the foregoing, prior to the expiration of the Restricted Period, the securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person.

(iii) Such Non-U.S. Person shall not engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the securities, except for transferees pursuant to an effective registration statement. Such Non-U.S. Person agrees that after the Restricted Period, the securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

(e) Such Non-U.S. Person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. Person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Common Stock, the Warrants or the Common Stock underlying the Warrants.

(f) Such Non-U.S. Person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. Person and is not acquiring the Common Stock or Warrants for the account or benefit of any U.S. Person; and (iii) at the time of the Closing Date, the Non-U.S. Person or persons acting on Non-U.S. Person’s behalf in connection therewith will be located outside the United States.

(g) At the time of offering to such Non-U.S. Person and communication of such Non-U.S. Person’s order to purchase the Common Stock and Warrants and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. Person or persons acting on Non-U.S. Person’s behalf in connection therewith were located outside the United States.

(h) Such Non-U.S. Person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(i) Such Non-U.S. Person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 4 and shall transfer such securities on the books of the Company only to the extent consistent therewith.

In particular, such Non-U.S. Person acknowledges that the Company shall refuse to register any transfer of the Common Stock, the Warrants or the Common Stock underlying the Warrants not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(j) The undersigned understands and agrees that the certificates for the Common Stock being purchased hereunder shall bear substantially the following legend until (i) such securities shall have been registered under the Securities Act pursuant to a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

(k) The undersigned understands and agrees that the Warrants being issued hereunder shall bear the legend set forth on the “Form of Warrant”, attached hereto as Exhibit A, until (i) the shares of Common Stock underlying the Warrants shall have been registered under the Securities Act pursuant to a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws.

(l) The investor hereby represents that the investor is satisfied as to the full observance of the laws of such investor’s jurisdiction in connection with any invitation to subscribe for the securities, including (i) the legal requirements within such investor’s jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Such investor’s subscription and payment for, and such investor’s continued beneficial ownership of, the Common Stock, the Warrants and the Common Stock underlying the Warrants, will not violate any applicable securities or other laws of such investor’s jurisdiction.

(m) The investor has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(n) The information in the “Investor Questionnaire,” attached hereto as Exhibit B, completed and executed by the undersigned (the “Investor Questionnaire”) is accurate and true in all material respects.

(o) The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment.

(p) The undersigned understands and agrees that the undersigned must bear the economic risk of the undersigned’s purchase because, among other reasons, neither the Common Stock nor the Common Stock underlying the Warrants have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.

(q) No representations or warranties have been made to the undersigned by the Company or any of its officers, employees, agents, affiliates or subsidiaries, other than any representations of the Company contained herein, and in subscribing for the Common Stock and Warrants the undersigned is not relying upon any representations other than any contained herein; provided that nothing contained herein shall modify, amend or affect the undersigned’s right to rely on the Company’s representations and warranties contained herein.

(r) The undersigned understands and acknowledges that the undersigned’s purchase of the securities is a speculative investment that involves a high degree of risk and the potential loss of the undersigned’s entire investment.

(s) Neither the SEC nor any state securities commission has approved the Common Stock or Warrants, or passed upon or endorsed the merits of the Private Placement or confirmed the accuracy or determined the adequacy of any information provided to the undersigned by the Company.

(t) The undersigned and the undersigned’s Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Private Placement and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the reasonable satisfaction of the undersigned and the undersigned’s Advisors, if any.

(u) The undersigned is unaware of, is in no way relying on, and did not become aware of the Private Placement through or as a result of, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Common Stock and Warrants and is not subscribing for the securities and did not become aware of the offering of the securities through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the undersigned in connection with investments in securities generally.

(v) The undersigned has not engaged any placement agent, financial advisor or broker, which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby and, in turn, to be paid to other selected dealers.

(w) The foregoing representations, warranties and agreements shall survive the Closing.

5. COMPANY”S REPRESENTATIONS AND WARRANTIES

The Company hereby acknowledges, agrees with and represents and warrants to the undersigned, as follows:

(a) The Company is duly organized and validly existing in good standing under the laws of Nevada, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.

(b) The Company has the corporate power and authority to execute and deliver this Agreement and issue the Common Stock and Warrants and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) The Common Stock and Warrants to be issued to the undersigned pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable.

(d) Neither the execution and delivery nor the performance of this Agreement by the Company will conflict with the Company’s Articles of Incorporation or Bylaws, as amended, as the case may be, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.

(e) Other than in connection with the requisite filings under applicable “Blue Sky” laws and the filing with the SEC of a Form D, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof or thereof.

(f) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock and Warrants.

(g) This Agreement does not contain any untrue statement of a material fact or omit to state any material fact with respect to the Company necessary in order to make the statements made herein, in the light of the circumstances under which they were made, not misleading.

(h) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (the “SEC Documents”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i) The Company is in compliance with all requirements for, and its Common Stock is quoted on the Electronic Over-the-Counter Bulletin Board system.

(j) The authorized capital stock of the Company currently consists of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $.001 par value (the “Preferred Stock”), of which 55,000,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. Except as set forth below, there are no outstanding shares of Preferred Stock, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class. At the closing of the Bridge Financing, the bridge note holders will receive Bridge Warrants in the amount of (1) warrant to purchase (1) share of Common Stock, at an exercise price of $.75 per share, for every $3.50 invested in the Company in connection with the Bridge Financing. In addition, upon the earlier to occur of the Maturity Date or the consummation of the PIPE, the bridge note holders will be entitled to a Repayment Amount equal to 25% in excess of the principal and accrued interest then due and outstanding under the terms of the notes. At such time, the bridge note holders will have the right to convert (in whole or in part) 110% of the Repayment Amount into shares of Common Stock of the Company at the fair market value of each share of Common Stock, or at the price per share of Common Stock sold to investors in the PIPE, as the case may be. Lastly, concurrently with the Closing, the Company will close the Series A Private Placement. The investor in the Series A Private Placement will receive an aggregate of 7,142,857 shares of Series A Preferred Stock and a warrant to purchase 1,785,714 shares of Common Stock.

(k) Within the times and in the manner prescribed by law, the Company has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

(l) The Company is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Company, threatened against or affecting the Company or its business, assets or financial condition. The Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. The Company is not engaged in any material litigation to recover monies due to it.

(m) The foregoing representations, warranties and agreements shall survive the Closing.

6. REGISTRATION RIGHTS

(a) The Company shall file a Registration Statement with the SEC covering the resale of the Common Stock and the shares of Common Stock into which the Warrants are exercisable (the “Warrant Shares”) no later than thirty (30) calendar days after the Company closes the PIPE (the “Filing Date”), except that if the SEC limits the number of securities that may be registered on the Registration Statement, such number of securities shall be cutback (in the following order) to comply with any such limitation imposed by the SEC: (i) shares of Common Stock underlying any and all warrants to be registered, (ii) Common Stock and (iii) shares of Common Stock underlying Series A Preferred Stock. Any required cutbacks shall be applied to the investors pro-rata in accordance with the number of securities sought to be included in such Registration Statement. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the Filing Date.

(b) If the Registration Statement is not filed within thirty (30) calendar days of the closing of the PIPE or is not declared effective by the SEC for any reason within one hundred fifty (150) calendar days after the closing of the PIPE, the Company will be required to pay the undersigned an amount (“Periodic Amount”) equal to 1.5% of the purchase price of the securities for each thirty (30) day period (pro rated for a shorter period), in each case until the Registration Statement is filed or declared effective, as the case may be. In no event will the aggregate Periodic Amounts exceed 10% of the purchase price of the securities. Periodic Amount payments shall be made by the Company to the investor if effectiveness of the Registration Statement is suspended for more than thirty (30) consecutive days. In no event shall the Company be liable for liquidated damages as to any shares of Common Stock or any Warrant Shares which are not permitted by the SEC to be included in the Registration Statement solely due to comments received by the Company from the SEC.

(c) The Company may request the undersigned to furnish the Company with such information with respect to the undersigned and the undersigned’s proposed distribution of securities being purchased hereunder pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the undersigned agrees to furnish the Company with such information.

7. MISCELLANEOUS PROVISIONS

7.1. Modification. Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

7.2. Notices. Any party may send any notice, request, demand, claim or other communication hereunder to the undersigned at the address set forth on the signature page of this Agreement or to the Company at the following address: 9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210, Attn: Katharine Alade, facsimile: (310) 402-5931, using any means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

7.3. Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature, any which such signature shall be deemed an original signature for all purposes hereof.

7.4. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person or entity, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and his or its heirs, executors, administrators, successors, legal representatives and assigns.

7.5. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of securities issued and issuable hereunder. The undersigned may assign some or all of its rights hereunder in connection with transfer of any of its securities without the consent of the Company, in which event such assignee shall be deemed to be a buyer hereunder with respect to such assigned; provided, however, that any such assignee shall be deemed to have made, with respect to such assignee, all of the representations, warranties and covenants of the undersigned contained herein.

7.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of law principles.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

WIRE TRANSFER INSTRUCTIONS

(to be provided)

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the ___ day of ________, 2007.

___________________*	X $0.70 for each share of Common Stock	= $	_____________________
Common Stock subscribed for			Aggregate Purchase Price

* Fractional shares of Common Stock will be rounded down.

Warrants subscribed for = Total number of shares of Common Stock subscribed for / 2 = _____________ (fractional interests will be rounded down).

Manner in which Title is to be held (Please Check One):

1.	☐	Individual	7.	☐	Trust/Estate/Pension or Profit sharing Plan Date Opened:

2.	☐	Joint Tenants with Right of Survivorship	8.	☐	As a Custodian for Under the Uniform Gift to Minors Act of the State of

3.	☐	Community Property	9.	☐	Married with Separate Property

4.	☐	Tenants in Common	10.	☐	Keogh

5.	☐	Corporation/Partnership/ Limited Liability Company	11.	☐	Tenants by the Entirety

6.	☐	IRA

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 16.
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 17.

BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)
Residence: Number and Street
City, State and Zip Code
Social Security Number (if applicable)
Telephone Number
Fax Number (if available)
E-Mail (if available)
(Signature)

ACCEPTED this ____ day of ________, 2007, on behalf of New Design Cabinets, Inc.

By:
Name: Luis Goyzueta
Its: President

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, Trust, Etc.)

Date of Incorporation or Organization
State of Principal Office
Federal Taxpayer ID Number (if applicable)
Office Address
City, State and Zip Code
Telephone Number
Fax Number (if available)
E-mail (if available)
By:
Name:
Its:

ACCEPTED this ____ day of ________, 2007, on behalf of New Design Cabinets, Inc.

By:
Name: Luis Goyzueta
Its: President